Exhibit 10.4

EXPENSE SUPPORT AGREEMENT

This EXPENSE SUPPORT AGREEMENT (this “Agreement”), is made as of November 9, 2011 by and between Business Development Corporation of America (the “Company”) and BDCA Adviser, LLC (the “Advisor”).

WHEREAS, the Company maintains on file with the U.S. Securities and Exchange Commission an effective registration statement on Form N-2 (File No. 333-166636) covering the continuous offering and sale of the Company’s common stock pursuant to the Securities Act of 1933 (the “Registration Statement”);

WHEREAS, the Company and the Advisor have entered into an Amended and Restated Investment Advisory and Management Services Agreement dated as of June 23, 2011 (the “Advisory Agreement”); and

WHEREAS, the Company and the Advisor have determined that it is appropriate and in the best interests of the Company to reduce the Company’s offering and operating expenses until the Company has achieved economies of scale sufficient to ensure that it bears a reasonable level of expense in relation to its investment income.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.	EXPENSE SUPPORT PAYMENTS.

During the period beginning at the time that the Company’s Registration Statement is declared effective by the U.S. Securities and Exchange Commission and continuing monthly thereafter until such time as the Company, the Advisor and the Company’s board of directors (the “Board”) mutually agree otherwise (the “Expense Support Payment Period”), the Advisor hereby agrees to pay to the Company, at its sole discretion and in consultation with the Company, up to 100% of all Offering and Operating Expenses (as defined herein) for each month during the Expense Support Payment Period. Any payment made by the Advisor pursuant to the preceding sentence shall be referred to herein as an “Expense Support Payment.” Upon determination by the Advisor of the Expense Support Payment for each month, the Advisor shall promptly notify the Company of such Expense Support Payment. The Advisor’s obligation to make Expense Support Payments for any month during the Expense Support Payment Period shall automatically become a liability of the Advisor and the right to such Expense Support Payment shall be an asset of the Company immediately upon the Company’s receipt of such notice from the Advisor. The Expense Support Payment for any month shall be paid by the Advisor to the Company in any combination of cash or other immediately available funds, and/or offsets against amounts due from the Company to the Advisor, no later than thirty (30) business days after the end of such month.

For purposes of this Agreement, (a) “Operating Expenses” for any period means all costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles, including, without limitation, advisory fees payable pursuant to the Advisory Agreement and interest on indebtedness for such period, if any; and (b) “Offering and Operating Expenses” for any period means all Operating Expenses paid or incurred by the Company, as determined under generally accepted accounting principles, including without limitation, expenses incurred in connection with our ongoing offering of common stock, which are recorded as a component of equity.

2.	CONDITIONAL REIMBURSEMENT.

The Company hereby agrees to reimburse the Advisor in an amount, in the aggregate, equal to the aggregate Expense Support Payments, the repayment of each Expense Support Payment to be made within a period not to exceed three years from the end of the fiscal year in which such Expense Support Payment is made by the Advisor. Reimbursement shall be made as promptly as possible, but only to the extent it does not cause the Company’s Other Operating Expenses to exceed 1.5% of net assets attributable to common shares (as such term is used in the Registration Statement) after taking such payment into account.

For purposes of this Agreement, “Other Operating Expenses” shall mean all Operating Expenses, excluding organization and offering expenses, advisor fees and advisor incentive fees, financing fees and interest, and brokerage commissions and extraordinary expenses.

3.	TERM AND TERMINATION OF AGREEMENT.

3.1.           TERM OF AGREEMENT. This Agreement shall become effective immediately upon the date hereof. Notwithstanding the foregoing, the parties hereto acknowledge and agree that the Adviser, at its sole discretion and in consultation with the Company, may elect to pay for any Offering and Operating Expenses incurred by the Company as of the time that the Registration Statement was declared effective by the U.S. Securities and Exchange. Once effective, this Agreement shall remain in effect unless otherwise terminated pursuant to Section 3.2 hereof. If an Expense Support Payment has not been reimbursed prior to the end of the third fiscal year following the date such Expense Support Payment was made, the Company’s obligation to pay such Expense Support Payment shall automatically terminate, and be of no further effect.

3.2.           TERMINATION OF AGREEMENT. This Agreement may be terminated by the Advisor upon written notice to the Company, except that once effective, the Advisor may not terminate its obligations under Section 1 hereof. This Agreement shall automatically terminate in the event of (a) the termination by the Company of the Advisory Agreement or (b) the dissolution or liquidation of the Company. Notwithstanding any provision to the contrary, if this Agreement terminates automatically pursuant to clause (a) of this Section 3.2, the Company agrees to make a repayment to the Advisor in an amount equal to all Expense Support Payments not previously reimbursed. Such repayment shall be made to the Advisor not later than 30 days after the termination of this Agreement.

4.	MISCELLANEOUS.

4.1.           HEADINGS. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

4.2.           INTERPRETATION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to its conflicts of laws provisions) and the applicable provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”). To the extent that the applicable laws of the State of New York or any of the provisions herein, conflict with the applicable provisions of the 1940 Act or the Advisers Act, the latter shall control. Further, nothing herein contained shall be deemed to require the Company to take any action contrary to the Company’s Amended and Restated Articles of Incorporation or By-Laws, as each may be amended or restated, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Company.

4.3.           SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

4.4.           AMENDMENTS and COUNTERPARTS. This Agreement may only be amended by mutual written consent of the parties. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall, together, constitute only one instrument.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

By:        /s/ Nicholas S. Schorsch
Name:   Nicholas S. Schorsch
Title:     Chairman and Chief Executive Officer

BDCA ADVISER, LLC

By:        /s/ William M. Kahane
Name:   William M. Kahane
Title:     President